UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2012

Monster Offers

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53266

Nevada	26-1548306
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

27665 Forbes Road, Laguna Niguel CA	92677
(Address of principal executive offices)	(Zip Code)

(760) 208-4905

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 9, 2012, Monster Offers, a Nevada corporation (the "Registrant" or “the Company” or the “Parent”), Monster Offers Acquisition Corporation, a Nevada corporation ("Merger Sub") and Ad Shark, Inc., a privately-held California corporation (“Ad Shark”), entered into a Acquisition Agreement and Plan of Merger (collectively the "Agreement") pursuant to which the Registrant, through its wholly-owned subsidiary, Merger Sub, acquired Ad Shark in exchange for 27,939,705 shares of the Registrant's unregistered restricted common stock (the “Merger Shares”), which were issued to the holders of Ad Shark stock based on their pro-rata ownership (the “Merger”). Following the Merger, the Parent will change its corporate name to Monster Mobile Marketing, Inc., which management believes reflects the Registrant’s post-acquisition business focus. The transaction contemplated by the Agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

Shareholders holding a majority of the voting power of Ad Shark have approved the acquisition, and as of the closing date of the Merger and after giving effect to the issuance of the Merger Shares, owners of the Merger Shares (and former Ad Shark shareholders) now own approximately 89.6% of the Registrant's common stock outstanding as of November 9, 2012.

Under Nevada law, the Registrant did not need the approval of its stockholders to consummate the acquisition and Merger, as the constituent corporations in the Merger were Merger Sub and Ad Shark, which are business entities incorporated under the laws of Nevada and California, respectively, and are in the same general business. The Registrant is not a constituent corporation in the Merger.

For accounting purposes, this transaction was being accounted for as a reverse merger (“Reverse Acquisition”), since immediately following the Merger, (i) the shareholders of Ad Shark would own a majority of the issued and outstanding shares of common stock of the Registrant, and (ii) the directors and executive officers of Ad Shark would become the directors and executive officers of the Registrant, such that the new board for the Registrant would consist of three directors. The Reverse Acquisition is a considered to be a related party transaction as the largest shareholder of the Registrant is a director and affiliate of both Ad Shark and Monster Offers.

Item 2.01 Completion of Acquisition or Disposition of Assets

Set forth below is certain information concerning the principal terms of the Merger and the business of the Registrant and Ad Shark.

Principal Terms of the Reverse Acquisition and Plan of Merger

At the Effective Time of the Merger (as defined in the Acquisition and Plan of Merger Agreement (the “Merger Agreement”)), Merger Sub acquired 100% of the outstanding shares of Ad Shark. Immediately following the Merger, the separate existence of Merger Sub ceased, leaving the Parent as the surviving corporation from the Merger, and the Articles of Incorporation of the Parent and By-laws in effect immediately prior to the Effective Time remain the Articles of Incorporation and By-laws of the Parent, as the surviving corporation. As set forth in the filed Articles of Merger and set forth in the Agreement as a condition to the consummation of the Merger, the Parent will change its name to: Monster Mobile Marketing, Inc. Also, one of the two directors of the Parent at the Effective Time of the Merger, who was also President of the Registrant at the time plans to resign his position as a director and as a corporate officer (in all capacities), and the new Board of Directors of the Parent will consist of three members, with one being a director that had been a board member prior to the closing of the Merger and two being newly appointed directors. Upon consummation of the Merger, the Registrant will appoint new corporate officers, such that the officers of the Registrant will be the same as the former officers of Ad Shark.

Each share of Ad Shark common stock (an aggregate of 122,375,910 shares) was converted into one share of the Registrant's common stock in the Reverse Acquisition, based on an exchange ratio of 4.38 to 1 reverse (the "Exchange Ratio"), where any fractional shares were rounded to whole shares and any shareholder who would own less than one hundred shares after the reverse exchange ratio was rounded up to one hundred shares. After the exchange ratio and rounding, a total of 27,939,705 additional shares of Registrant’s common stock were issued and outstanding, which when added to the number of pre-Merger issued and outstanding shares of Registrant’s common stock, resulted in 31,173,263 shares of Registrant’s common stock being issued and outstanding.

Description of the Registrant

Monster Offers is a Daily Deal analytics provider and aggregator collecting daily deals from multiple sites in local communities across the U.S. and Canada. Focused on providing innovation and utility for Daily Deal consumers and providers, the company collects and publishes thousands of daily deals and allows consumers to organize these deals by geography or product categories, or to personalize the results using keyword search. More information can be found by visiting the company’s websites located at monsteroffers.com and at monsterdailydeals.com.

Ad Shark BUSINESS

Ad Shark Business

Corporate History

Ad Shark was incorporated in California on April 12, 2011, as a wholly owned subsidiary of Iconosys, Inc., a privately held California corporation (“Iconosys”) incorporated on November 17, 2009. The shareholders of Iconosys, at their annual shareholder meeting held on July 3, 2012, voted to approve the spin-off of Ad Shark from Iconosys. Following the shareholder meeting, the Board of Iconosys approved the spin-off. The shareholders of Iconosys received their pro-rata ownership in Ad Shark.

Overview

Ad Shark organizes advertising sales efforts by constructing a media and advertising delivery systems for Smartphone and Tablet app developers. Ad Shark's corporate mission is to capitalize on the growth of the mobile marketing industry, which some analysts have estimated to be increasing at an annual rate of about 100% per year.

Ad Shark organizes advertising sales efforts by constructing a media and advertising delivery system. Ad Shark's approach to integrating traditional internet advertising with optimized media and cutting edge ad delivery methods, all tailored specifically for the applicable Smart Device, OS or screen resolution platform, puts the company in an ideal position to compete for engagements involving advertising campaigns for mobile marketing services and products. At present, Ad Shark has more than 2,000 clients. For more on Ad Shark, Inc., see Ad Shark’s website: www.adshark.mobi. (The information on Ad Shark’s website is for reference purposes only, and is not meant or intended to be included as description of Ad Shark in this Current Report.)

Ad Shark, acts as the servicing vehicle for mobile communication advertising services sold to commercial clients. Ad Shark is developing a series of advertising accessories to establish a platform position in mobile marketing for the company with specific families of mobile devices.

In addition, Ad Shark serves as the marketing and sales support arm for Travel America Visitor Guide (“TAVG”) directories, which is currently operated as a division of Iconosys and is gaining visibility and traction as a preferred mode of business advertising for smaller-to-mid-sized businesses throughout the U.S. With the Ad Shark opportunity, the Company sees itself as being in an excellent position to take advantage of the mobile marketing industry, which is projected to grow over the next 3 years. Management believes this growth will come primarily from Internet-enabled Smartphones.

Products and Services

Ad Shark’s products and services are designed to help advertisers connect with their target demographic audience using Ad Shark’s full range of engaging ad formats, from banners, to rich media interactive immersion ads, to full interactive full screen ads. In addition, by doing business with Ad Shark and using the Company’s intuitive interface that includes “Real Time Analytics,” developers and publishers would be in a position to better monetize their mobile applications and websites through targeted, client controlled advertising campaigns that maximize their ROI (return on investment).

Other sources of revenues for the Company include: in-app advertising, where an advertiser may sponsor levels, screens, or portions of the contents of an app or mini-website for pay, data-mining or harvesting of analytical information for the purpose of selling new products/services or lead generation, the creation of national or regional industry or concept-specific directories, for which Ad Shark charges a semi-annual listing fee, traditional Internet banner advertising on websites controlled by Ad Shark or Ad Shark partners, or miscellaneous consulting revenues for assisting others in their business planning or marketing efforts.

Industry Background

It has been reported that mobile phones outnumber TV sets by over 3 to 1, and that mobile phone users outnumber PC based internet users by over 4 to 1 and the total laptop and desktop PC population by nearly 5 to 1. Simply put, it makes abundant sense to us that a premium should be paid to those companies who can best ensure that a marketer’s message gets in front of the mobile communication device user’s eyes during that split second of critical viewing time, and it therefore seems no wonder that advertisers are rushing into this market. (source: Wikipedia, “Mobile Advertising”)(Source Wikipedia “Mobile Advertising”).

Mobile technologies and platforms by Ad Shark

In addition to management and tracking systems built to deliver mobile banners, mobile video, mobile text messaging, and mobile email advertising, Ad Shark, through a joint venture agreement with Iconosys, Ad Shark’s former parent company, recently completed the functioning version 1 of the AppHysteria™ media management technology. The AppHysteria™ media delivery and management is designed to be a carrier specific, hardware specific, client specific Smartphone app software management system. Ad Shark often presents App Hysteria™ , the technology, as the “white label” app store.

The concept for App Hysteria™ was originally conceived after Ad Shark was approached by one of the nation’s largest durable goods retailers to the U.S. corrections system to provide a technology solution to fulfill their desire to sell "weightless" digital goods to inmates. As one could imagine, the corrections system is limited to the number of pounds of durable goods that an inmate can receive on a quarterly basis and the limitations that puts on the potential revenues one can earn with a weight limit on goods. App Hysteria allows for the delivery of digital goods with a seemingly endless supply of “weightless” digital goods. The implementation of something like App Hysteria as a managed, secure digital online store, removes the cap on the revenues that are ordinarily generated from a controlled amount of durable goods based on weight. Discussions are ongoing for the implementation and usage of App Hysteria technology all or in part.

This "white-label" technology one that can be used in industries where an employee or contractor base might be issued a device as part of their ordinary employment tools and there is a desire to manage or control the apps that are installed on the device. Multi-Level Marketing companies are experimenting with this concept at this time too. In fact, Ad Shark's executives have been called upon for guidance by Mary Kay Cosmetics founders over the past year for assistance in laying out the next generation of mobile device integration into modern day business plans.

Mobile Marketing and the Ad Shark Competitive Advantage

Nielsen Ratings and the International Telecommunications Union (ITU) estimated that in the year 2000 there were 360 million people using the Internet, and of that total approximately one-third, or 120 million, users were American. Today, their estimates have increased to nearly 2 billion people using the Internet worldwide, and out of that number nearly 300 million persons are American (between one-sixth and one-seventh of the total internet users).

Ad Shark has the experience and expertise for building both client and user-friendly applications, brands, and technologies for use in mobile communications marketing. Ad Shark also has begun developing a new-age, mobile advertising network and consulting expertise.

Mobile Daily Deals and “Dealies” Marketing Opportunities

Ad Shark’s sales team is actively selling mobile marketing-related advertising and promotion services through a suite of 18 hyper-local mobile daily deal Smartphone apps for the Android OS devices. Ad Shark earns a portion of the sales equal to 30-75% of the programs being sold. Current offerings inside these apps for sale include location specific sponsorships, stationary banners, dynamic banners, interstitials, video advertising, email advertising, and SMS advertising, along with other unique business development and co-promotion arrangements with merchants and events in the specific cities.

Exclusive Arrangement with Iconosys

Ad Shark was initially conceived and created by its corporate parent Iconosys to solve a perceived manpower and management issue with respect to the monetization of the advertising space inside mobile apps developed by Iconosys, as well as being an outgrowth of Iconosys efforts to leverage its large app user base and access to mobile device user information in gaining a foothold in the mobile marketing space. While Iconosys has previously cultivated relationships to run advertising campaigns for companies such as Lead Bolt, Google Ad Mob, Grey Stripe and others, Ad Shark and its parent realized that there was a significantly higher revenue and earnings potential in selling advertising directly through the Iconosys apps themselves, as well as in directly utilizing the controlled app network built by Iconosys – in this way avoiding the typical disputes and control battles over advertising strategy etc. with client app developers. The terms and conditions relating to Ad Shark’s rendering of marketing services to Iconosys as an independent sales organization are set forth in an ISO Agreement between the companies (the “ISO Agreement”). See Exhibit 10.18. As a condition of the Merger, Monster Offers agreed to honor the ISO Agreement.

COMPETITION

The advertising and marketing industry is highly competitive, subject to rapid change and has relatively low barriers to entry, as compared with other industries or industry segments. Management believes that its ability to compete depends in part on a number of factors, which includes but are not limited to:

• the ability to hire, retain and motivate qualified personnel;

• the price at which the Company offers comparable services and products; and

• the extent of our responsiveness to customer needs.

Competition in the Mobile Marketing industry may increase in the future, partly due to low barriers to entry, the emergence of larger, more dominant and perhaps better funded competitors, as well as from the emergence of new mobile communications technologies and/or social or economic trends now in existence or developed or emerging in the future. Increased competition could result in price reductions, reduced margins or loss of market share and greater competition for qualified personnel. The prospect of increased competition is particularly likely in the mobile advertising industry, where such larger players as Google, Apple, and ValueClick have already entered the arena through their respective purchases of AdMob, Quattro Wireless, and Greystripe. There can be no assurance that we will be able to compete successfully against current and future competitors. If we are unable to compete effectively, or if competition results in a deterioration of market conditions, our business and results of operations could be adversely affected.

INTELLECTUAL PROPERTY

Ad Shark relies or plans to rely on a combination of trademark, copyright, trade secret and patent laws in the United States, as well as confidentiality procedures and contractual provisions to protect its proprietary technology and its brand. Also, Ad Shark plans to rely on copyright laws to protect its future computer programs and its proprietary databases.

Ad Shark believes that some of its products and technologies may be patentable, and sees others as enhancements on current technologies. Its products are designed to promote user safety and security and/or to make mobile applications better, faster, and easier to use, as well as more “life-style enhancing,” especially for people on-the-go in today’s highly mobile environment.

From time to time, Ad Shark may encounter disputes over rights and obligations concerning intellectual property. Also, the efforts management has taken to protect its proprietary rights may not be sufficient or effective. Any significant impairment of its intellectual property rights could harm the existing business, the brand and reputation, and the ability of the business to compete on a going forward basis. Also, protecting Ad Shark’s intellectual property rights could be costly and time consuming.

Employees

Ad Shark currently has two employees, (i) its CEO, CFO, and Chairman, and (ii) its corporate Secretary, with these officers also performing many of the company’s supervisory and administrative roles. Ad Shark utilizes additional independent contractors on a part-time/as needed basis.

PROPERTIES

The Ad Shark corporate headquarters are located at: 27665 Forbes Road, Laguna Niguel, CA 92677. Ad Shark does not own any real property.

RISK FACTORS

AD SHARK HAS A LIMITED OPERATING HISTORY.

Ad Shark has a limited operating history and is considered a developmental stage company. Prospective investors should be aware of the difficulties encountered by such new enterprises, as management faces all of the risks inherent in any new business and especially with a developmental stage company. These risks include, but are not limited to, competition, the absence of an operating history, the need for additional working capital, and the possible inability to adapt to various economic changes inherent in a market economy. The likelihood of success for Ad Shark must be considered in light of these problems, expenses that are frequently incurred in the operation of a new business and the competitive environment in which Ad Shark will be operating.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET PRICE OF THE COMMON STOCK, AS THE FUTURE SALE OF A SUBSTANTIAL AMOUNT OF OUTSTANDING STOCK IN THE PUBLIC MARKETPLACE COULD REDUCE THE PRICE OF THE COMPANY’S COMMON STOCK.

Management cannot predict the effect, if any, that market sales of shares of the Company’s common stock or the availability of shares of the Company’s common stock for sale will have on the market price prevailing from time to time. Sales of shares of the Company’s common stock in the public market covered under an effective registration statement, or the perception that those sales may occur, could cause the trading price of the Company’s common stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

AD SHARK DOES NOT EXPECT TO GENERATE SIGNIFICANT CASH FLOW FROM OPERATIONS FOR THE FORESEEABLE FUTURE. AS A RESULT, THE COMPANY WILL NEED TO RAISE CAPITAL IN THE FUTURE BY SELLING MORE OF ITS COMMON STOCK, AND IF THE COMPANY IS ABLE TO DO SO, YOUR OWNERSHIP OF THE COMPANY'S COMMON STOCK MAY BE DILUTED.

Although Ad Shark has generated revenues from customer activities, management does not expect to generate significant cash flow from operations for the foreseeable future. Consequently, the Company will likely be required to raise additional capital by selling additional shares of the Company’s common stock. There can be no assurance that the Company will be able to do so, but if we are in fact successful in doing so, your ownership of the Company's common stock may be diluted, which in turn might depress the market price of our common stock.

AS AD SHARK’S HISTORY OF LOSSES IS EXPECTED TO CONTINUE, THE COMPANY WILL IN ALL LIKELIHOOD NEED TO OBTAIN ADDITIONAL CAPITAL FINANCING IN THE FUTURE.

Ad Shark has a history of losses and expects to generate losses until such a time when we can become profitable in the distribution of our planned products. As of the date of this filing, we cannot provide an estimate of the amount of time it will take to become profitable. Management will be required to seek additional financing in the future to respond to increased expenses or shortfalls in anticipated revenues, accelerate product development, respond to competitive pressures, develop new or enhanced products, or take advantage of unanticipated acquisition opportunities. In order for the Company to carry out its intended business plan, management believes that it will need to raise approximately $500,000 over a two-year period. Management anticipates that the $500,000 will go towards regulatory compliance, product marketing, the development of new software programs, software platforms, new technology and programs. The Company anticipates obtaining the required funding through equity investment in the Company. Management cannot be certain that it will be able to find such additional financing on reasonable terms, or at all. If the Company is unable to obtain additional financing when needed, management could be required to modify the Company’s business plan in accordance with the extent of available financing made available to the Company. If the Company obtains the anticipated amount of financing through the offering of equity securities, this will result in substantial dilution to existing shareholders, and should be considered a serious risk of investment.

AD SHARK EXPECTS ITS OPERATING EXPENSES TO INCREASE, AND THIS MAY AFFECT PROFIT MARGINS AND THE MARKET VALUE OF THE COMPANY’S COMMON STOCK.

Upon obtaining additional capital, the Company expects to significantly increase its operating expenses to expand its marketing operations, and to increase its level of capital expenditures to further develop and maintain its proprietary software systems. Such increases in operating expense levels and capital expenditures may adversely affect the Company’s operating results and profit margins, which may in turn significantly affect the market value of the Company’s common stock. There can be no assurance that the Company will, one day, achieve profitability or generate sufficient profits from its business operations in the future.

CURRENT ECONOMIC CONDITIONS MAY PREVENT AD SHARK FROM GENERATING REVENUE.

Ad Shark’s ability to generate or sustain revenues is dependent on a number of factors relating to discretionary consumer spending. These include economic conditions and consumer perceptions of such conditions by consumers, employment, the rate of change in employment, the level of consumers' disposable income and income available for discretionary expenditure, business conditions, interest rates, consumer debt and asset values, availability of credit and levels of taxation for the economy as a whole and in regional and local markets where the Company operates.

The United States is currently recovering from an economic downturn, the extent and duration of which cannot be currently predicted with any degree of reasonable certainty, and which business environment includes record low levels of consumer confidence due, in part, to job losses. Due to these factors, consumers are less likely to purchase non-essential goods, including the Company’s products. If the current economic conditions do not improve, Ad Shark may not achieve or be able to maintain profitability for the Company, which may negatively affect the liquidity and market price of the Company’s common stock.

In addition, as a result of the economic downturn in the United States, credit and private financing is becoming difficult to obtain at reasonable rates, if at all. Until Ad Shark achieves profitability at sufficient levels, if at all, the Company will be required to obtain loans and/or private financings to develop and sustain its operations. If the Company is unable to achieve such capital infusions on reasonable terms, if at all, its operations may be negatively affected.

AD SHARK MAY NOT BE ABLE TO COMPETE WITH OTHER COMPANIES, SOME OF WHOM HAVE GREATER RESOURCES AND EXPERIENCE.

The Internet industry is dominated by large, well-financed firms. Ad Shark does not have the resources to compete with larger providers of these similar services at this time. With the limited, if not minimal, resources the Company has available, the Company may experience great difficulties in building a customer base. Competition from existing and future competitors could result in the Company’s inability to secure any new customers. This competition from other entities with greater resources and reputations may result in the Company’s failure to maintain or expand its business as the Company may never be able to successfully execute its business plan. Further, Ad Shark cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force the Company to cease operations.

RAPID TECHNOLOGICAL ADVANCES COULD RENDER AD SHARK’S EXISTING PROPRIETARY TECHNOLOGIES OBSOLETE.

The Internet and online commerce industries are characterized by rapid technological change, changing market conditions and customer demands, and the emergence of new industry standards and practices that could render our existing Web site and proprietary technology obsolete. Ad Shark’s future success will substantially depend on its ability to enhance its existing services, develop new services and proprietary technology and respond to technological advances in a timely and cost-effective manner. The development of other proprietary technology entails significant technical and business risk. There can be no assurance that Ad Shark will be successful in developing and using new technologies or adapt our proprietary technology and systems to meet emerging industry standards and customer requirements. If Ad Shark isunable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, or if Ad Shark’s new products and electronic commerce services do not achieve market acceptance, the Company’s business, prospects, results of operations and financial condition would be materially adversely affected.

INTERNET COMMERCE SECURITY THREATS COULD POSE A RISK TO AD SHARK’S ONLINE SALES AND OVERALL FINANCIAL PERFORMANCE.

A significant barrier to online commerce is the secure transmission of confidential information over public networks. Ad Shark and our partners rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will not result in a compromise or breach of the algorithms used by us and our partners to protect a consumer's transaction data. If any such compromise of security were to occur, it could have a materially adverse effect on our business, prospects, financial condition and results of operations. Also, a party who is able to circumvent the Company’s security measures could misappropriate proprietary information or cause interruptions in the Company’s operations. The Company may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and the privacy of users may also hinder the growth of online services generally, especially as a means of conducting commercial transactions. To the extent that Ad Shark’s activities, its partners or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage the Company’s reputation and expose the Company to a risk of loss or litigation and possible liability. There can be no assurance that the Company’s security measures will not prevent security breaches or that its failure to prevent such security breaches will not have a materially adverse effect on the Company’s business, prospects, financial condition and results of operations.

NEW TECHNOLOGIES COULD BLOCK OR FILTER AD SHARK’S ADS, WHICH COULD REDUCE THE EFFECTIVENESS OF THE COMPANY’S SERVICES AND LEAD TO A LOSS OF CUSTOMERS.

Technologies may be developed that can block the display of Ad Shark’s ads. Any ad-blocking technology effective against Ad Shark’s ad placements could severely restrict the number of advertisements that Ad Shark is able to place before consumers, thus resulting in a reduction in the attractiveness of the Company’s services to advertisers. If advertisers determine that the Company’s services are not providing substantial value, the Company may suffer a loss of clients. As a result, ad-blocking technology could, in the future, substantially decrease the number of ads the Company is able to place, resulting in a decrease in our revenues.

RISK OF CAPACITY CONSTRAINTS; RELIANCE ON INTERNALLY DEVELOPED SYSTEMS; SYSTEM DEVELOPMENT RISKS.

A key element of Ad Shark’s strategy is to generate a high volume of traffic on, and use of, its services across the Company’s network infrastructure and systems. Accordingly, the satisfactory performance, reliability and availability of its software systems, transaction-processing systems and network infrastructure are critical to the Company’s reputation and ability to attract and retain customers, as well as with respect to maintaining adequate customer service levels. Ad Shark’s revenues depend on the number of visitors to its sites, the number of people who sign up for services, and the on-going usage of Ad Shark products. Any systems interruptions that result in the unavailability of the Company’s software systems or network infrastructure, or reduced order placements would reduce the volume of sign ups and the attractiveness of the Company’s product and service offerings. Ad Shark may experience periodic systems interruptions from time-to-time. Any substantial increase in the volume of traffic on the Company’s software systems or network infrastructure will require the Company to expand and upgrade further its technology, transaction-processing systems and network infrastructure. There can be no assurance that the Company will be able to accurately project the rate or timing of increases, if any, in the use of our Web site or timely expand and upgrade our systems and infrastructure to accommodate such increases. The Company will use a combination of industry supplied software and internally developed software and systems for our search engine, distribution network, and substantially all aspects of transaction processing, including order management, cash and credit card processing, and accounting and financial systems. Any substantial disruptions or delays in any of the Company’s systems would have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

STORAGE OF PERSONAL INFORMATION ABOUT AD SHARK’S CUSTOMERS COULD POSE A SECURITY THREAT.

Ad Shark’s policy is not to willfully disclose any individually identifiable information about any user to a third party without the user's consent. Despite this policy, however, if third persons were able to penetrate the Ad Shark network security or otherwise misappropriate the users' personal information or credit card information, the Company could be subject to liability. These could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. They could also include claims for other misuses of personal information, such as for unauthorized marketing purposes. These claims could result in litigation. In addition, the Federal Trade Commission and other states have been investigating certain Internet companies regarding their use of personal information. The Company could incur additional expenses if new regulations regarding the use of personal information are introduced, or if they chose to investigate the Company’s privacy practices.

AD SHARK HAS TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE TO CONTINUE OFFERING ITS ADVERTISING PARTNERS COMPETITIVE SERVICES, OR THE COMPANY MAY LOSE CLIENTS AND BE UNABLE TO COMPETE.

Ad Shark’s future success will depend on its ability to continue delivering to its advertising partners competitive, results-based Internet marketing services. In order to do so, Ad Shark will need to adapt to rapidly changing technologies, to adapt its services to evolving industry standards and to improve the overall quality of, and value proposition represented by, its services. Ad Shark’s failure to adapt to such changes would likely lead to a loss of clients or a substantial reduction in the fees the Company would be able to charge for its services versus those of competitors who have more rapidly adopted improved technology. Any loss of clients or reduction of fees would adversely impact the Company’s revenues and profitability. In addition, the widespread adoption of new Internet technologies or other technological changes could require substantial expenditures by the Company to modify or adapt our services or infrastructure. If the Company is unable to pass all or part of these costs on to its clients, the Company’s margins and, therefore, profitability will be reduced.

THE COMPANY MAY NOT BE ABLE TO FIND SUITABLE EMPLOYEES.

The Company currently relies heavily upon the services and expertise of Wayne Irving II. In order to implement fully the expanded business plan of the Company, management recognizes that additional management personnel, programmers, graphic artists and clerical staff will be required.

No assurances can be given that the Company will be able to find suitable employees that can support the above needs of the Company, or that these employees can be hired on terms favorable to the Company.

UNCERTAINTY EXISTS WITH REGARD TO AD SHARK’S ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY.

Ad Shark’s prospects for success may depend, in part, on its ability to obtain commercially valuable patents, trademarks and copyrights to protect its intellectual property, particularly its software programs. The degree to which Ad Shark will be able to secure future protection for its technologies or potential products is uncertain. There are numerous costs, risks and uncertainties that the Company faces with respect to obtaining and maintaining patents and other proprietary rights. The Company may not be able to obtain meaningful patent protection for its future developments. To date, the Company does not have any pending or successfully submitted patent or trademark applications with the U.S. Patent and Trademark Office or with any other governmental agency regarding the above-referenced intellectual property assets.

Also, with regard to any future obtained trademarks assets, there can be no assurance that such trademarks will provide the Company with significant competitive advantages, or that challenges will not be instituted against the validity or enforceability of any trademarks sublicensed to the Company or, if instituted, that such challenges will not be successful. To date, there have been no interruptions in our business as the result of any claim of infringement. However, no assurance can be given that the Company will not be adversely affected by the assertion of intellectual property rights belonging to others. The cost of litigation to uphold the validity of a trademark and prevent infringement can be very substantial and may prove to be beyond our financial means even if the Company could otherwise prevail in such litigation. Furthermore, there can be no assurance that others will not independently develop similar designs or technologies, duplicate our designs and technologies or design around aspects of our technology, or that our designs and technologies will not be found to infringe on the patents, trademarks or other rights owned by third parties. The effects of any such assertions could include requiring the Company to alter existing trademarks or products, withdraw existing products, including the products delaying or preventing the introduction of competing products, or forcing the Company to pay damages if the infringing or potentially infringing products have been introduced.

INTELLECTUAL PROPERTY LITIGATION MAY BE NECESSARY, AND AN UNFAVORABLE OUTCOME COULD HURT THE COMPANY.

The Company may become party to patent litigation or proceedings at the U.S. Patent and Trademark Office or at a foreign patent office to determine whether it can market its future products, including without limitation, those of Ad Shark, without infringing patent rights of others. Interference proceedings in the U.S. Patent Office or opposition proceedings in a foreign patent office may be necessary to establish which party was the first to design such intellectual property. The cost of any patent litigation or similar proceeding could be substantial and may absorb significant Company management time and effort. If an infringement suit against us is resolved unfavorably, we may be enjoined from manufacturing or selling certain of its products or services without a license from an adverse third party. We may not be able to obtain such a license on commercially acceptable terms, or at all.

THE COMPANY MAY BE LIABLE FOR CONTENT IN THE ADVERTISEMENTS THAT ADSHARK DELIVERS FOR ITS COMPANY’S CLIENTS, RESULTING IN UNANTICIPATED LEGAL COSTS.

The Company may be liable to third parties for content in the advertising that Ad Shark delivers if the artwork, text or other content involved violates copyrights, trademarks or other third-party intellectual property rights, or if the content is defamatory. Although substantially all of the Company’s contracts include both warranties from its advertisers that they have the right to use and license any copyrights, trademarks or other intellectual property included in an advertisement and indemnities from our advertisers in the event of a breach of such warranties, a third party may still file a claim against us. Any claims by third parties against the Company could be time-consuming, and could result in costly litigation and adverse judgments. Such expenses would increase the Company’s costs of doing business and reduce the Company’s net income per share. In addition, Ad Shark may find it necessary to limit the Company’s exposure to such risks by accepting fewer or more restricted advertisements, leading to loss of revenue.

IF THE COMPANY ENGAGES IN ACQUISITIONS, IT MAY EXPERIENCE SIGNIFICANT COSTS AND DIFFICULTY ASSIMILATING THE OPERATIONS OR PERSONNEL OF THE ACQUIRED COMPANIES, WHICH COULD THREATEN THE COMPANY’S FUTURE GROWTH.

If the Company makes any acquisitions, it could have difficulty assimilating the operations, technologies and products acquired or integrating or retaining personnel of acquired companies. In addition, acquisitions may involve entering markets in which the Company has none, or only limited, direct prior experience. The occurrence of any one or more of these factors could disrupt the Company’s ongoing business, distract management and employees and increase itsexpenses. In addition, pursuing acquisition opportunities could divert management's attention from ongoing business operations and result in decreased operating performance. Moreover, the Company’s profitability may suffer because of acquisition-related costs or amortization of acquired goodwill and other intangible assets. Furthermore, the Company may have to incur debt or issue equity securities in future acquisitions. The issuance of equity securities would dilute the Company’s existing stockholders.

BECAUSE THE COMPANY IS NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, THE COMPANY’S STOCKHOLDERS HAVE LIMITED PROTECTION AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Company does not currently have independent audit or compensation committees. As a result, our director(s) have the ability, among other things, to determine their own level of compensation. Until the Company complies with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave the Company’s stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters, and, as a result,investors may be reluctant to provide the Company with funds necessary to expand its operations.

The Company intends to comply with all corporate governance measures relating to director independence as and when required. However, the Company may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

COMPLIANCE WITH CHANGING REGULATION OF CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE PRACTICES, AND MANAGEMENT'S RELATIVE INEXPERIENCE WITH SUCH REGULATIONS, WILL RESULT IN ADDITIONAL EXPENSES AND CREATES A RISK OF NON-COMPLIANCE.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and with public reporting. The Company’s management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies in these areas, which will lead to increased general and administrative expenses and a diversion of management time and attention away from revenue generating activities and toward compliance activities. Management's relative inexperience with respect to these regulated areas may cause us to fall out of compliance with applicable regulatory requirements, which in turn could lead to enforcement action against us and have a resulting negative impact on our stock price.

Additional Risks Relating to the Company’s Common Stock

THE MARKET PRICE FOR THE COMPANY’S COMMON STOCK MAY BE VOLATILE.

The market price for the Company’s common stock may be volatile and subject to wide fluctuations in response to factors including the following:

•         liquidity of the market for the shares;

•         actual or anticipated fluctuations in our quarterly operating results;

•         changes in financial estimates by securities research analysts;

•         conditions in the markets in which we compete, including general market conditions;

•         announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

•         addition or departure of key personnel;

•         intellectual property litigation;

•         our dividend policy; and

•         general economic conditions.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies, such as, by way of example, political events, environmental conditions, terrorism and wars. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET PRICE OF THE COMPANY’S COMMON STOCK, AS THE FUTURE SALE OF A SUBSTANTIAL AMOUNT OF OUTSTANDING STOCK IN THE PUBLIC MARKETPLACE COULD REDUCE THE PRICE OF OUR COMMON STOCK.

We cannot predict the effect, if any, that either market sales of shares of the Company’s common stock or the availability of shares of the Company’s common stock for sale will have on the market price for the Company’s common stock prevailing from time to time. Sales of shares of the Company’s common stock in the public market covered under an effective registration statement, or the perception that those sales may occur, could cause the trading price of the Company’s common stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

THE COMPANY MAY, IN THE FUTURE, ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WOULD REDUCE INVESTORS' OWNERSHIP PERCENTAGE IN THE COMPANY, AND MAY DILUTE SHARE VALUE OF THE COMPANY’S COMMON STOCK.

The Company’s Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock and no preferred shares. The Company’s future issuance of additional common stock may result in substantial dilution in the percentage of common stock held by the then-existing shareholders. Also, the Company may value any common stock issued in the future on an arbitrary basis. In addition, the Company’s issuance of its common stock for future services or acquisitions or for other corporate actions may have the effect of diluting the value of the common stock shares held by its investors, and might have an adverse effect on any trading market, and resulting market values, for the Company’s common stock.

THE COMPANY’S COMMON STOCK MAY BE CONSIDERED A "PENNY STOCK," AND THEREBY BE SUBJECT TO ADDITIONAL SALE AND TRADING REGULATIONS THAT MAY MAKE IT MORE DIFFICULT TO SELL.

The Securities and Exchange Commission (the ‘Commission”) has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:

a) that a broker or dealer approve a person's account for transactions in penny stocks; and

b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person, and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to executing any transaction involving a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) states that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of the Company’s common stock shares and cause a decline in the market value of the Company’s common stock.

Under applicable rules, disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, rules require that monthly statements be sent disclosing recent price information for the penny stock held in the brokerage account, as well as disclosing information regarding the limited trading market in penny stocks.

THE COMPANY DOES NOT FORESEE PAYING CASH DIVIDENDS IN THE FORESEEABLE FUTURE, AND, AS A RESULT, ITS INVESTORS' SOLE SOURCE OF GAIN, IF ANY, WILL DEPEND ON CAPITAL APPRECIATION, IF ANY.

The Company has never paid cash dividends on its common stock, does not plan to declare or pay any cash dividends on its shares of common stock in the foreseeable future, and currently intends to retain any future earnings for funding growth. As a result, investors should not rely on an investment in the Company’s securities if they require the investment to produce dividend income. Capital appreciation, if any, of the Company’s shares may be investors' sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of the Company’s common stock at or above the price they paid for such shares.

Off-Balance Sheet Arrangements

None.

MANAGEMENT

The following table sets forth the names, ages, and positions of our new executive officers and directors as of the Closing Date. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

CURRENT DIRECTORS AND OFFICERS

The names, ages and positions of the Company's director and executive officer are as follows:

Name	Age	Position & Offices Held

Wayne Irving II	41	Director/Chairman/CEO/CFO
William F. Povondra, Jr.	68	Director/Corporate Secretary
Vikram M. Pattarkine, Ph.D.	49	Director

Biographies of Directors/Officers follow:

Biography of Wayne Irving, Director, Chairman, CEO, and CFO

Mr. Irving is a pioneer in mobile communications technology. He is responsible for the recent development of certain new safety and lifestyle-related mobile applications for Smartphones, tablet computers and other Smart handheld devices. He is considered an innovator with respect to mobile marketing and advertising. In addition, he maintains a high visibility with the general public and is recognized as a leading authority in the areas of mobile app design and mobile marketing through his frequent public appearances, at industry conferences and at charitable fundraising events with non-profit organizations and other causes relating to curbing the practices of TWD (texting while driving), as well his continued media exposure in print, Internet, and on radio and television.

The following provides a summary of Wayne Irving II’s recent and past work experience:

Iconosys, Inc. (June 2009 - Present) -- Mr. Irving is a co-founder of Iconosys and currently holds the positions of director, Chairman, CEO and CFO with the company. Iconosys develops apps and technologies for iOS and Android OS Smartphones tablet computers and other Smart handheld devices, is a member of the National Organization for Youth Safety (NOYS) and the maker of the widely used and well publicized DriveReply™, SMSW!sh™, Trick or Tracker®, Word Bully™, Latchkey Kid™, Guards Up™, My Receipt Manager™, Tax Deduction Tracker™, and My Max Speed™ Smartphone apps, and is developing technologies and technology driven products for its clients with a goal toward designing apps that enrich, enhance, and ultimately make safer and more convenient, our day to day lives.

Showerpros.com, Inc. (August 2004 – January 2008) -- Mr. Irving started Showerpros.com in the summer of 2004 as a temporary departure from the Internet and financial markets. From 2004 through July 2007, Showerpros completed more than 800 bathroom and kitchen remodels in Orange County, CA and more than 2,000 total residential and commercial projects, including engaging in all facets of general contracting as a CA-licensed General Contractor. In August 2006, Showerpros was awarded and completed a 660 Kitchen Remodel projects in Las Vegas, NV, where apartments were being converted to condominiums. In the wake of the housing industry/ remodeling industry's well chronicled collapsed in the middle of 2007, Mr. Irving left this business and re-entered the hi-tech and clean-tech worlds.

Agilon Technologies, Inc. (November 2001 – July 2002) -- In 2001, Agilon was formed as a business consulting project by Mr. Irving to explore opportunities in alternate industries such as biotechnology. This Company's stated mission was to utilize lessons-learned by Mr. Irving in running Internet and hi-tech companies in guiding the business strategies of new start-up and entrepreneur consulting clients.

Solutions Media, Inc. (August 1998 – August 2000) -- Mr. Irving was Chairman and CEO of Solutions Media, a convergence technology company focused early on, developing solutions for interactive television and "smarter" devices. As the company evolved, special attention began to be paid to the media distribution methods that devices utilized in delivering content to the user. Spinrecords.com was Solutions Media's flagship product. Early investors in Solutions Media included NY-based NetGain, Goldman Sachs, and others. Solutions Media further offered technology and consulting solutions to a number of companies.

Cyber Office Technologies, Inc. (1997 – 1998) -- Mr. Irving was Information Security Manager of Cyber Office Technologies, a venture of DuPont, and in this capacity supported the development of a mid level accounting software package, similar to Peachtree accounting.

Echolink Interactive (1996 – 1997) -- Mr. Irving was a Microsoft Certified Systems Administrator consulting with regard to help desk solutions for a 40-employee firm that managed approximately 100 web development clients.

United States Marine Corps (April 1991 – April 1996) -- Mr. Irving was a Marine Sergeant. While serving as Maintenance Management Chief, 1st Marine Regiment, 1st Marine Division, where Mr. Irving managed and taught classes on the usage of several systems including Maintenance Management Systems and Publications Management Systems. In addition, in his position of authority in the S-4 office for 3rd Battalion, 1st Marines, as well as later for the Headquarters for 1st Marine Regiment, Wayne was responsible for managing policies under the Commanding Officer's signature. Mr. Irving was meritoriously promoted 3 times and decorated 5 times for outstanding leadership in his field during his 5 years as a US Marine.

Mr. Irving studied mathematics and general educational subjects at Mira Costa College in Oceanside, CA (1994-1996) and later studied computer science and pre-medical subjects while attending University of San Diego (1996-1998), where he was also President of Alpha Epilon Delta (the university's pre-medical student fraternity).

Biography of William F. Povondra, Jr., Director/Corporate Secretary

William F. Povondra, Jr. brings to the Company over 40 years of experience as a business executive in the areas of marketing, advertising, event management and promotion. Most notably, in 1996 he co-founded Yellowpages.com, and served as VP of data development, helping to build that company into a business with a nationwide customer base, before the company was sold to Bell South and GTE in 2004 for about 100 million dollars. Other significant multi-year engagements or associations for Mr. Povondra include: a) VP of Advertising for Plus Events, where he promoted and managed boat show, sports and recreation show and home show events in Las Vegas, NV; b) VP of Marketing for Southern Pacific Exposition Group, where he produced an promoted home and remodeling show and sports and recreation show events in Southern California; c) VP of Marketing for Nationwide Bartering, where he wrote a dissertation on the feasibility of the bartering industry; and (d) Western Regional Manager for Ticketron (predecessor to Ticketmaster), where he developed an off-site computerized ticketing system for theatres, sporting events and concerts. Other significant marketing engagements for Mr. Povondra include work with Josephson Bar Review (VP of Marketing), and Special Event Entertainment (SEE Network) (VP of Marketing), where he helped launch and produce such high profile events as Richard Pryor In Concert and Ballet Gayane (filmed in Riga, Latvia). In addition, Mr. Povondra previously served as VP for Hopkins-Hillyer Advertising, a boutique advertising agency, where his responsibilities included business development, client relations and management of advertising and product licensing campaigns, and also served as a consultant for Worldwide Events, a management company for international event productions, on both the Tsar Treasure Tour from Russia and on a Building Manufacturer’s Expo event in China.

In addition to his service as an officer and director for the Company, most recently and concurrently, Mr. Povondra also serves (i) as a member of the Board of Advisors for Fan Apps, Inc., an applications marketing company servicing the sports business and athlete/celebrity endorser market and an affiliate of the Company, and (ii) as an event consultant to Lake Havasu’s Visitor and Convention Bureau in Arizona. Mr. Povondra studied at Santa Monica City College in 1961, and later served in the US Marine Corps (active and reserve duty) from 1962-1968. In addition, he has studied economics as a student in connection with his work as a business executive.

Biography of Vikram M Pattarkine, Ph.D., Director

Dr. Vikram M. Pattarkine, CEO of PEACE USA, has a distinguished career spanning more than 25 years as a chemical-environmental engineer with extensive international experience covering research, consulting, and training. He serves on several prestigious committees such as the Scientific and Technical Advisory Committee of the Chesapeake Bay Program and the Municipal Wastewater Treatment Design Committee of the Water Environment Federation. He has authored chapters in manuals, peer-reviewed papers, and made technical presentations at conferences worldwide. Mr. Pattarkine is also a member of the board of directors of Iconosys.

Dr. Pattarkine was the founding CTO of OriginOil, Inc., a renewable energy technology development company. During its formative months, he added outstanding value to the company by imparting scientific rigor to its technology development. Currently, he is involved with developing OriginOil’s wastewater applications and strategic international partnerships. Prior to joining OriginOil, he was Senior Vice President at Brinjac Engineering, an engineering design and consulting firm in Pennsylvania. Before that he was Director of Process Engineering at Environmental Dynamics Inc, an aeration systems manufacturing firm in Missouri. During the 1990s, he led the Environment and Natural Resources Management consulting practice of Tata Consultancy Services, Asia’s largest consulting firm.

Dr. Pattarkine holds a Ph.D. in environmental engineering from Virginia Tech and a Master of Technology degree in chemical engineering from Nagpur University, India. He is an adjunct professor of environmental engineering at the University of Missouri and has also taught graduate students at Pennsylvania State University.

Code of Ethics

Monster Offers currently does not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer, Chief Financial Officer and Secretary.

EXECUTIVE COMPENSATION

Summary Compensation Table

Executive Compensation

The following table sets forth certain compensation information for: (i) each person who served as the chief executive officer of our company at any time during the year ended December 31, 2011, regardless of compensation level, and (ii) each of our other executive officers, other than the chief executive officer, serving as an executive officer at any time during 2010. The foregoing persons are collectively referred to herein as the "Named Executive Officers." Compensation information is shown for fiscal years 2011 and 2010.

Monster Offers Summary Compensation Table

		Year				Compen-
	Principal	Ending	Salary	Bonus	Awards	sation	Total
Name	Position	Dec. 31,	($)	($)	($)	($)	($)

Paul Gain	Former CEO/Dir.	2011		0	0	8,000	8,000
	CCO/Dir.	2010	27,000	0	0	0	27,000

Employment Agreements

As a condition of the Merger, Monster Offers agreed to honor the Ad Shark employment agreement with Wayne Irving II. See Exhibit 10.17. We do not maintain key man insurance on any of management.

Outstanding Equity Option at Fiscal Year End December 31, 2011

On March 14, 2011, as part of the Strategic Alliance and Licensing agreement mentioned above, the Company entered into a consulting agreement with SSL5, providing stock options and a seat on the Monster Offers board of directors to develop ongoing product strategy and development services. In accordance with the terms of the agreement, the consulting company is entitled to purchase a total of 6,667 unregistered restricted shares of the Company over the term of the agreement of two years. Upon the completion of each 6-month period, a total of 1,667 shares (post-split) will become vested and available for purchase by the Consultant. The price of these shares will be at $0.30 per share, or par value. In the event that the Company is sold or merged with another company, all remaining unvested shares will become fully vested immediately prior to any such transaction.

As of September 13, 2011, 1,667 shares have fully vested in accordance with the agreement and were revalued at $12,192 using the Black-Scholes option pricing model based upon the following assumptions: term of 1.5 years, risk free interest rate of 0.21%, a dividend yield of 0% and a volatility rate of 183%.

A pro-rated portion of the unvested stock options for the service period from September 14 to December 31, 2011, totaling 972 (post-split) shares, have been valued at $2,109 using the Black-Scholes option pricing model based upon the following assumptions: term of 1.2 years, risk free interest rate of 0.45%, a dividend yield of 0% and a volatility rate of 216%.

The following summarizes pricing and term information for options issued to consultants which are outstanding as of December 31, 2011:

Weighted Average
Number of Shares	Exercise Price
Balance, December 31, 2010	-	-

Options granted and assumed	6,667	0.30
Options expired	-	-
Options cancelled	-	-
Options exercised	-	-

Balance, December 31, 2011	6,667	0.30

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the ownership of our common stock on November 9, 2012 relating to those persons known to beneficially own more than 5% of our capital stock and by our named executive officer and sole director. Beneficial ownership is determined in accordance with the rules of the U. S. Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60-days after November 9, 2012 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the U. S. Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of Monster Offers' common stock.

On November 9, 2012, Ad Shark shareholders acquired 27,939,705 unregistered restricted shares of the outstanding common shares of Monster Offers, based on their pro-rata ownership of the Ad Shark. These shares represented 89.6% of the then-outstanding common shares of Monster Offers.

Title of Class	Name of Beneficial Owner and Position	Nature of Beneficial Ownership		Percent of Class(1)
____________________________________________________________________________________

Common	Wayne Irving II (2)	13,662,002		43.8%
		Chairman/CEO/CFO

Common	William F. Povondra, Jr. (3)	108,273		0.3%
	Director/Corporate Secretary

Common	Vikram M. Pattarkine, Ph.D.(4)	253,554		0.8%
		Director

Common		Brandon S. Chabner, Esq.(5)	2,477,785	7.9%
		Shareholder

Common		Jeffrey Weiss(6)	4,946,753	15.9%
		Shareholder

Common	Directors and Officers as a Group beneficially control (3 persons)	8,982,588		44.9%

1) Percent of Class is based on 31,173,263 shares issued and outstanding.

2) Wayne Irving II, 27665 Forbes Road, Laguna Niguel, CA 92677, is beneficial owner who has the ultimate voting control over 7,222,866 shares held in the name of Gecco Consulting, LLC, and 6,439,136 shares personally held. Not included in this ownership number are 332,313 shares owned by family members of Wayne Irving II.

3) William F. Povondra, Jr., 27665 Forbes Road, Laguna Niguel, CA 92677.

4) Vikram M. Pattarkine, Ph.D., 27665 Forbes Road, Laguna Niguel, CA 92677.

5) Brandon S. Chabner, Esq., 27665 Forbes Road, Laguna Niguel, CA 92677. This number includes 37,935 shares owned by Mr. Chabner’s family trust.

(6) Jeffrey Weiss, 1850 S. Avenue 9B, Yuma, AZ 85364

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Chairman, Chief Executive Officer and Chief Financial Officer of Monster Offers is Wayne Irving II. Immediately prior to the Merger he was the largest shareholder of Monster Offers, and was also the Chief Executive Officer and a director of Ad Shark. He is also the Chief Executive Officer and a director of Iconosys, which was the corporate parent and majority shareholder of Ad Shark prior to Iconosys’ spinoff (“Spinoff”) of its shareholdings in Ad Shark to its shareholders. Subsequent to the Spinoff, Ad Shark has merged with Monster Offers. Following the Merger, Mr. Irving will serve as a director, Chairman, Chief Executive Officer and Chief Financial Officer of the Registrant and will remain the largest shareholder of the Registrant. As a condition of the Merger between Monster Offers and Ad Shark, Monster Offers agreed to keep in full force and effect the three year Employment Agreement between Ad Shark and Mr. Irving which was entered into on August 1, 2011. See Exhibit 10.17.

The Registrant's director, Wayne Irving II, has contributed office space for the Registrant's use for all periods presented. There is no charge to Monster Offers for the space. Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard. Our officer will not seek reimbursement for past office expenses. No written agreement exists that this officer/director will continue to donate office space to the operations. Therefore, there is no guarantee that he will not seek reimbursement for the donated office space in the future.

As a condition of the Merger between Monster Offers and Ad Shark, Monster Offers agreed to keep in full force and effect and to honor an ISO (Independent Sales Organization) Agreement between Ad Shark, Inc. and Iconosys, Inc. for the duration of the agreement, which terminates in June, 2013. Wayne Irving II is a principal executive officer and director for both Ad Shark and Iconosys. This Agreement allows Ad Shark to receive compensation from Iconosys in exchange for services rendered by Ad Shark in connection with its acting as Iconosys’ Independent Sales Organization. Under the terms of this Agreement, at the time of the Merger, Iconosys currently has an obligation to pay Ad Shark approximately $75,000. See Exhibit 10.18.

As a condition of the Merger between Monster Offers and Ad Shark, Monster Offers agreed to keep in full and effect and to honor the Engagement Agreement dated March 19, 2011 between the Law Office of Brandon S. Chabner, a Professional Corporation, and Ad Shark, Inc. Brandon S. Chabner, Esq., is a director and corporate officer of Iconosys and 5% percent plus shareholder of Monster Offers. The above-referenced Engagement Agreement provides for discounted cash rate legal services in exchange for equity-based compensation. See Exhibit 10.19.

As a condition of the Merger between Monster Offers and Ad Shark, Monster Offers agreed to keep in full and effect and to honor a Line of Credit Agreement dated June 19, 2012 (the “LOC Agreement”) between Ad Shark, as “Lender,”, and Iconosys, as “Borrower.” This is a $300,000 revolving line of credit, pursuant to which, as of the effective time of the Merger, Iconosys has an obligation to repay Ad Shark approximately $271,000 in borrowings. This represents funds borrowed by Iconosys from Ad Shark on various dates during the period June 19, 2012 through October 9, 2012. The Parent agrees to assume Ad Shark’s rights and obligations under the LOC Agreement as an integral part of this Merger. See Exhibit 10.20. As of the Effective Time of the Merger, the Parent also owes Iconosys approximately $75,000.00 in repayments of monies previously borrowed by the Parent from Iconosys, and which obligation, as agreed to by the Parent and Iconosys in the Merger Agreement, may be offset by Iconosys against Iconosys repayment obligations to the Parent under the LOC Agreement.

As a condition of the Merger between Monster Offers and Ad Shark, Monster Offers agreed to keep in full and effect two separate Consulting Agreements, each dated June 1, 2012, between Ad Shark and Paul Gain, a former officer and director of Monster Offers, and between Ad Shark and Paul West. Under each of these Consulting Agreements, Ad Shark paid grants of common stock of Five Million (5,000,000) and One Million Five Hundred Thousand (1,500,000) of restricted Ad Shark shares to Mr. Gain and Mr. West, respectively, for past consulting services rendered to Ad Shark. As part of these Consulting Agreements, each of Messrs. Gain and West entered into a Confidentially Agreement pursuant to which (i) they each agreed to keep Ad Shark proprietary information confidential, and (ii) for a period of twelve (12) months immediately following the termination of their applicable Consulting Agreement, they each agreed not to solicit Ad Shark employees or independent contractors. (See Exhibits 10.21 and 10.22)

Promoters

Among our officers and directors, Mr. Wayne Irving II can be considered a promoter of the Registrant in consideration of his participation and managing of the business of the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Monster Offers common stock, $0.001 par value, is listed on the OTC-BB under the symbol: MONT. To date, only limited trading of the Company's common stock has taken place. There are no assurances that active trading activity will take place in the future for the Company’s common stock. From inception through the date of this Current Report, the Company has not repurchased any of its shares.

DESCRIPTION OF MONSTER OFFERS SECURITIES

In accordance with Monster Offers' Articles of Incorporation certificate of incorporation, Monster Offers is authorized to issue up to 75,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock are authorized. Prior to the Merger with Ad Shark, there were 3,233,558 shares of Common Stock issued and outstanding. Following the merger with Ad Shark, there are 31,173,263 shares of Common Stock issued and outstanding.

(1) Description of Rights and Liabilities of Common Stockholders

i. Dividend Rights - The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board of Directors of the Company may from time to time determine. The board of directors of the Company will review its dividend policy from time to time to determine the desirability and feasibility of paying dividends after giving consideration to the Company's earnings, financial condition, capital requirements and such other factors as the board may deem relevant.

ii. Voting Rights - Each holder of the Company's common stock are entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. All voting is noncumulative, which means that the holder of over fifty percent (50%) of the shares voting for the election of the directors can elect all the directors. The board of directors may issue shares for consideration of previously authorized but unissued common stock without future stockholder action.

iii. Liquidation Rights - Upon liquidation, the holders of the common stock are entitled to receive pro rata all of the assets of the Company available for distribution to such holders.

iv. Preemptive Rights - Holders of common stock are not entitled to preemptive rights.

v. Conversion Rights - No shares of common stock are currently subject to outstanding options, warrants, or other convertible securities.

vi. Redemption Rights - no such rights exist for shares of common stock.

vii. Sinking Fund Provisions - No sinking fund provisions exist.

viii. Further Liability For Calls - No shares of common stock are subject to further call or assessment by the issuer. The Company has not issued stock options as of the date of this registration statement.

(2) Potential Liabilities of Common Stockholders to State and Local Authorities - No material potential liabilities are anticipated to be imposed on stockholders under state statutes. Certain Nevada regulations, however, require regulation of beneficial owners of more than 5% of the voting securities. Stockholders that fall into this category, therefore, may be subject to fines in circumstances where non-compliance with these regulations is established.

The common stock of the Company may be issued from time to time without prior approval by the stockholders. The common stock may be issued for such consideration as may be fixed from time-to-time by the Board of Directors. The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the applicable resolutions.

LEGAL PROCEEDINGS

Neither Monster Offers nor Ad Shark are involved in any lawsuit outside the ordinary course of business, the disposition of which would have a material effect upon either our results of operations, financial position, or cash flows.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Nevada Revised Statutes provides that directors, officers, employees or agents of Nevada corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our by-laws provide that we shall indemnify our officers and directors in any action, suit or proceeding unless such officer or director shall be adjudged to be derelict in his or her duties.

DESCRIPTION OF AD SHARK SECURITIES

Ad Shark is a private corporation, organized under the laws in the State of California. The Company had 200,000,000 shares, $0.001 stated value, authorized, and 122,375,910 shares issued and outstanding prior to the Merger.

As of the date of this Current Report, Ad Shark ownership is held by approximately one hundred eighty shareholders.

Item 3.02. Unregistered Sales of Equity Securities

As more fully described in Item 1.01 above, on November 9, 2012 , Monster Offers agreed to issue 27,939,705 shares of its unregistered common stock to the shareholders of Ad Shark in exchange for a one hundred (100%) percent ownership interest of Ad Shark. The shares will be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering, and there was not general solicitation or general advertising involved in the offer or sale.

Before the Ad Shark shareholders received these unregistered securities each shareholder was known to us and our management, through a pre-existing business relationship, as a long standing business associate. We did not engage in any form of general solicitation or general advertising in connection with this transaction. These shareholders were provided access to all material information that they requested and all information necessary to verify such information, and each shareholder was afforded access to our management in connection with this transaction. The Ad Shark shareholders acquired these securities for investment purposes and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

Item 5.01. Changes in Control of Registrant.

In connection with the Acquisition and Plan of Merger described in Section 2.01 of this Current Report on Form 8-K, the Board of Directors accepted the resignation of Paul Gain as an officer and director of the Registrant. Mr. Gain does not have any disagreements with the Company on any matter relating to its operations, policies or practices. As part of the Merger Agreement, Mr. Gain has agreed to work as a consultant for the Monster Offers as an independent contractor. (See Exhibit 10.21 entitled “Consulting Agreement.”)

Prior to Mr. Gain’s resignation, the board (i) added William F. Povondra, Jr. and Vikram M Pattarkine, Ph.D. as directors of the Registrant, and (ii) appointed the following officers of the Registrant -- (x) Wayne Irving II, as Chief Executive Officer and Chief Financial Officer, and (y) William F. Povondra, Jr., as Corporate Secretary.

No agreements exist among present or former controlling stockholders of the Registrant or present or former members of the Registrant with respect to the election of the members of the board of directors, and to the Registrant's knowledge, no other agreements exist which might result in a change of control of the Registrant.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 9, 2012, the Board of Directors approved by unanimous written consent the changing of the Company's corporate name from Monster Offers to Monster Mobile Marketing, Inc. Management believes the corporate name change best reflects the Registrant’s post-Merger business focus. See attached Articles of Merger, Exhibit 3.4.

Item 9.01 Financial Statements and Exhibits.

(a): Financial Statements of Businesses Acquired. It is impracticable at this time for the Registrant to provide the financial statements of the business acquired that are required to be included herein. The Registrant undertakes to file such required financial statements as soon as practicable, but in no event later than January 18, 2013.

(b): Pro Forma Financial Information. It is impracticable at this time for the Registrant to provide the pro forma financial information that are required to be included herein. The Registrant undertakes to file such required pro forma financial information as soon as practicable, but in no event later than January 18, 2013.

(d) Exhibits:

Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
2.1	Acquisition Agreement and Plan of Merger, date November 9, 2012	X
3.4	Articles of Merger, dated November 9, 2012	X
10.17	Employment Agreement with Wayne Irving II, dated August 1, 2011	X
10.18	ISO Agreement between Ad Shark Inc, and Iconosys, Inc. dated June 10, 2011	X
10.19	Engagement Agreement between the Law Office of Brandon S. Chabner, a Professional Corporation, and Ad Shark, Inc, dated March 19, 2011	X
10.20	Line of Credit Agreement between Ad Shark, Inc and Iconosys, Inc., dated June 19, 2012	X
10.21	Consulting Agreement between Ad Shark, Inc and Paul Gain, dated June 1, 2012	X
10.22	Consulting Agreement between Ad Shark, Inc and Paul West dated June 1, 2012	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Monster Offers Registrant

Date: November 9, 2012
/s/ Paul Gain
Name: Paul Gain
Title: CEO and Director